UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2010

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2010, SunOpta Inc. (the “Company”) and SunOpta Food Group LLC, an indirect wholly-owned subsidiary of the Company, entered into a Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of financial institutions, which amends and restates the Company’s fifth amended and restated credit agreement dated as of October 30, 2009, as amended, and refinances long-term debt of $33.2 million with non-revolving term debt facilities of $30 million and an increase of $5 million in revolving facilities. The Credit Agreement supports the Company’s North American natural and organic food operations.

The Credit Agreement provides total borrowing capacity of $135 million including revolving facilities of approximately $105 million and the $30 million of non-revolving term debt facilities. The Credit Agreement also provides for a $30 million increase to the Company’s revolving facilities in the event funding is required to support future growth, subject to certain requirements set forth in the Credit Agreement. The facilities described in the Credit Agreement mature on October 30, 2012, consistent with the renewal of existing revolving facilities expiring on the same date.

Interest on borrowings under the facilities described in the Credit Agreement accrues at the Company’s option based on various reference rates, including Canadian or U.S. bank prime, plus the applicable margin set forth in a pricing grid in the Credit Agreement. The applicable margin is based on certain financial ratios, calculated in accordance with the Credit Agreement. The facilities described in the Credit Agreement are collateralized by substantially all of the assets of the Company and subsidiaries in which a security interest may lawfully be granted.

The Credit Agreement contains certain customary representations and warranties, customary affirmative and customary negative covenants that restrict the Company’s and certain of its subsidiaries’ ability to, among other things, incur liens, dispose of assets, settle disputes in respect of accounts receivable, engage in consolidations or mergers, incur additional indebtedness, engage in transactions with affiliates, pay certain management fees to affiliates or incur certain capital expenditures.

Under the Credit Agreement, the Company is obligated to pay certain fees that are customary for a credit facility of this size and type, including, among others, a bankers’ acceptance fee, fees on letters of credit and letters of guarantee, fees on hedge contracts and a standby fee.

The foregoing description of the Credit Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01, “Entry Into a Material Definitive Agreement,” is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Eric Davis
Eric Davis
Vice President and Chief Financial Officer

Date	December 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1

Sixth Amended and Restated Credit Agreement, dated as of December 20, 2010, among SunOpta Inc. and SunOpta Food Group LLC, as Borrowers, and Each of the Financial Institutions and Other Entities from Time to Time Party Thereto, as Lenders, and Certain Affiliates of the Borrowers, as Obligors, and Bank of Montreal, as Agent